Exhibit 99.1

Wisconsin Energy to acquire Integrys Energy Group for $9.1 billion in cash, stock and assumed debt - creating a leading Midwest electric and gas utility

▪	Larger, more diverse regulated utility company with the financial strength and technical depth to meet customers’ future energy needs; creates 8th largest natural gas distribution company in America
▪	Companies reiterate commitment to Integrys’ 5-year plan to invest up to $3.5 billion in infrastructure and operational initiatives to maintain high levels of reliability and improve customer service
▪	Combined company will have majority ownership of American Transmission Company, LLC
▪	Integrys shareholders to receive a 17.3 percent premium to Integrys’ closing price on June 20, 2014, and a 22.8 percent premium to the volume-weighted average share price over the past 30 trading days
▪	Integrys to divest Integrys Energy Services
▪	Positions Wisconsin Energy to deliver enhanced earnings growth; accretive to Wisconsin Energy’s earnings per share in first full calendar year after closing

MILWAUKEE and CHICAGO – June 23, 2014 – Wisconsin Energy Corp. (NYSE: WEC) and Integrys Energy Group Inc. (NYSE: TEG) today announced that they have entered into a definitive agreement under which Wisconsin Energy will acquire Integrys in a transaction valued at $9.1 billion. Upon completion of the transaction, the combined company will be named WEC Energy Group, Inc.

The combination of Wisconsin Energy and Integrys brings together two strong and well-regarded utility operators with complementary geographic footprints to create a larger, more diverse Midwest electric and natural gas delivery company with the operational expertise, scale and financial resources to meet the region’s future energy needs.

The combined entity is projected to have a regulated rate base of $16.8 billion in 2015, serve more than 4.3 million total gas and electric customers across Wisconsin, Illinois, Michigan and Minnesota, and operate nearly 71,000 miles of electric distribution lines and more than 44,000 miles of gas transmission and distribution lines. The combination brings together Wisconsin Energy’s top-performing electric and gas utility – We Energies – and Integrys’ strong electric and gas utilities – Wisconsin Public Service, Peoples Gas, North Shore Gas, Minnesota Energy Resources and Michigan Gas Utilities.

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Wisconsin Energy/Integrys

In addition to expanding and diversifying Wisconsin Energy’s regulated holdings into other large Midwestern states, the combined company will hold a 60 percent stake in American Transmission Co.

Gale Klappa, chairman and CEO of Wisconsin Energy said, “We believe this combination provides a unique opportunity to create the premier regulated utility system in the Midwest, with superior service and competitive pricing for years to come. The operational and financial benefits to all of our stakeholders – from the customers and communities we serve, to the people we employ, to the shareholders who count on us to create value – are clear, achievable and compelling.”

He continued, “We have been consistent in our commitment to undertake acquisitions or combinations only if we believe they will be accretive to earnings per share in the first calendar year after closing, be largely credit neutral and produce a growth rate at least equal to Wisconsin Energy’s stand-alone growth rate. This combination meets or exceeds those criteria on all counts.”

Charlie Schrock, chairman and CEO of Integrys commented, “Wisconsin Energy is consistently ranked as one of the best companies in the nation for reliability and customer satisfaction. With compatible operational philosophies and Wisconsin Energy’s demonstrated commitment to reliability, customer satisfaction, safety and environmental stewardship, Wisconsin Energy is a great partner for Integrys. Our shareholders will receive an attractive premium for their investment and will also benefit from the opportunity to participate in the upside of the combination, including future value creation and a growing dividend program. Wisconsin Energy is committed to the accelerated investment we’re making in our territories - investment that will help build on our strong track record of quality. As a larger combined company committed to growth, we believe the combination will also offer more diverse opportunities for employees.”

Leadership and headquarters
Upon completion of the transaction, Klappa will become chairman and CEO of the combined company. Schrock will remain in his current roles with Integrys until the closing of the transaction, when he will retire. The other senior leadership roles in the combined company will be filled by current senior officers of Wisconsin Energy.

WEC Energy Group will be headquartered in metropolitan Milwaukee with operating headquarters in Chicago, Green Bay and Milwaukee. The new company will honor all existing labor agreements and maintain historic levels of community involvement and charitable contributions.

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Wisconsin Energy/Integrys

Transaction terms and financial profile
Under the terms of the transaction, which has been unanimously approved by the boards of directors of both companies, Integrys shareholders will receive common stock at a fixed exchange ratio of 1.128 Wisconsin Energy shares plus $18.58 in cash per Integrys share.

Total consideration is valued at $71.47 per Integrys share, with a consideration mix of 74 percent stock and 26 percent cash. This represents a 17.3 percent premium to Integrys’ closing price on June 20, 2014 and a 22.8 percent premium to the volume-weighted average share price over the past 30 trading days ending June 20, 2014. Upon closing of the transaction, Integrys shareholders will own approximately 28 percent of the combined company.

The proposed dividend policy of the combined company will be designed to initially keep Integrys’ shareholders neutral after taking into consideration both the stock and cash they received.

In the period before closing, Wisconsin Energy plans to continue its current dividend policy, which calls for a 7-8 percent annual increase in the dividend. “At closing, we would expect a further dividend increase for the Wisconsin Energy shareholders to reflect the dividend policy of the combined company,” Klappa said. “In future years, the projected payout target for the combined company will be 65-70 percent of earnings,” he added. The dividend policy of the combined company is expected to be accretive to all shareholders in future years.

Also, Integrys announced that it is in the late stages of a competitive process to divest Integrys Energy Services, its non-regulated marketing subsidiary. In January 2014, it also announced an agreement to sell Upper Peninsula Power Company to Balfour Beatty Infrastructure Partners.

“As part of our ongoing assessment of Integrys’ portfolio of businesses, we previously determined it was appropriate to divest Integrys Energy Services’ retail electric and natural gas business and began that process earlier this year,” said Schrock. “The process is moving forward as we expected and we anticipate completing it soon.”

Approvals and timing
The transaction is subject to approvals from the shareholders of both companies, the Federal Energy Regulatory Commission, Federal Communications Commission, Public Service Commission of Wisconsin, Illinois Commerce Commission, Michigan Public Service Commission and the Minnesota Public Utilities Commission. The transaction also is subject to the notification and clearance and reporting requirements under the Hart-Scott-Rodino Act and other customary closing conditions.

The companies anticipate closing in the summer of 2015.

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Wisconsin Energy/Integrys

Advisors
Barclays is serving as the sole financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to Wisconsin Energy. Lazard is acting as sole financial advisor to Integrys, and Cravath, Swaine & Moore LLP and Foley & Lardner LLP are providing legal counsel.

Conference call information
Wisconsin Energy and Integrys will host a conference call with the financial community today, June 23, 2014, at 10:30 a.m. Central time to discuss this morning’s announcement.

To listen to the presentation by telephone
Inside the United States: Call toll free 866-439-9410 up to 15 minutes before 10:30 a.m. Central time on Monday, June 23.

International Callers: Call 706-643-5658 up to 15 minutes before 10:30 a.m. Central time on Monday, June 23. A replay of the audio portion of the presentation will be available through July 14 at 404-537-3406. The conference ID for both the live call and the replay is 65137108.

The conference call will be webcast live over Wisconsin Energy’s website at wisconsinenergy.com and over Integrys’ website at integrysgroup.com.

Replay
A replay of the audio portion of the presentation will be available through July 14 at 855-859-2056. The conference ID for both the live call and the replay is 65137108. A replay will be available on both companies’ websites and by phone beginning at 4 p.m. Central time.

About Wisconsin Energy
Wisconsin Energy (NYSE: WEC), based in Milwaukee, is one of the nation’s premier energy companies, serving more than 1.1 million electric customers in Wisconsin and Michigan’s Upper Peninsula and 1.1 million natural gas customers in Wisconsin. The company’s principal utility is We Energies. The company’s other major subsidiary, We Power, designs, builds and owns electric generating plants.

Wisconsin Energy (wisconsinenergy.com), a component of the S&P 500, has nearly $15 billion of assets, 4,300 employees and approximately 40,000 stockholders of record.

It also has an approximate 26 percent equity ownership interest in American Transmission Co. (a federally regulated electric transmission company).

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Wisconsin Energy/Integrys

About Integrys Energy Group
Integrys Energy Group Inc. is a diversified energy holding company with regulated natural gas and electric utility operations (serving customers in Illinois, Michigan, Minnesota and Wisconsin), an approximate 34 percent equity ownership interest in American Transmission Co. (a federally regulated electric transmission company) and non-regulated energy operations. For more information, visit integrysgroup.com.

Cautionary Statements Regarding Forward-Looking Information

This press release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Wisconsin Energy and Integrys and the combined businesses of Integrys and Wisconsin Energy and certain plans and objectives of Wisconsin Energy and Integrys with respect thereto, including the expected benefits of the proposed merger. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the expected closing date of the proposed merger; the possibility that the expected synergies and value creation from the proposed merger will not be realized, or will not be realized within the expected time period; the risk that the businesses of Wisconsin Energy and Integrys will not be integrated successfully; disruption from the proposed merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters; the possibility that the proposed merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; the risk that financing for the proposed merger may not be available on favorable terms; and the risk that Integrys may not complete the sale of Integrys Energy Services. These forward-looking statements are based on numerous assumptions and assessments made by Wisconsin Energy and/or Integrys in light of their experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors that each party believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this press release could cause actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this press release are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as the date of this press release.  Neither Wisconsin Energy nor Integrys assumes any obligation to update the information contained in this press release (whether as a result of new information, future events or otherwise), except as required by applicable law. A further list and description of risks and uncertainties at Wisconsin Energy can be found in Wisconsin Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its reports filed on Form 10-Q and Form 8-K.  A further list and description of risks and uncertainties at Integrys can be found in Integrys’ Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its reports filed on Form 10-Q and Form 8-K.

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Wisconsin Energy/Integrys

Additional Information and Where to Find It

The proposed merger involving Wisconsin Energy and Integrys will be submitted to the respective shareholders of Wisconsin Energy and Integrys for their consideration. In connection with the proposed merger, Wisconsin Energy will prepare a registration statement on Form S-4 that will include a joint proxy statement/prospectus for the shareholders of Wisconsin Energy and Integrys to be filed with the Securities and Exchange Commission (the “SEC”), and each of Wisconsin Energy and Integrys will mail the joint proxy statement/prospectus to their respective shareholders and file other documents regarding the proposed merger with the SEC. Wisconsin Energy and Integrys urge investors and shareholders to read the joint proxy statement/prospectus when it becomes available, as well as other documents filed with the SEC, because they will contain important information.  Investors and security holders will be able to receive the registration statement containing the joint proxy statement/prospectus and other documents free of charge at the SEC’s web site, http://www.sec.gov, from Wisconsin Energy at Wisconsin Energy Corporation, Corporate Secretary, 231 W. Michigan St., P.O. Box 1331, Milwaukee, WI 53201, or from Integrys at Integrys Energy Group, Inc., Investor Relations, 200 East Randolph Street, 23rd Floor, Chicago, IL 60601.

Participants in Solicitation

This press release is not a solicitation of a proxy from any investor or shareholder.  Wisconsin Energy, Integrys and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the respective shareholders of Wisconsin Energy and Integrys in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective shareholders of Wisconsin Energy and Integrys in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Wisconsin Energy’s executive officers and directors in its definitive proxy statement for its 2014 Annual Meeting of Stockholders, which was filed with the SEC on March 21, 2014. You can find more information about Integrys’ executive officers and directors in its definitive proxy statement for its 2014 Annual Meeting of Shareholders, which was filed with the SEC on March 27, 2014. You can obtain free copies of these documents from Wisconsin Energy and Integrys using the contact information above.

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Non-solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contacts

Wisconsin Energy Media Contact	Wisconsin Energy Investor Contact
Rick White / Barry McNulty 414-221-4444	Colleen Henderson, CFA 414-221-2592

Integrys Media Contact	Integrys Investor Contact
Kathy Hartman 800-977-2250	Steven P. Eschbach, CFA 312-228-5408

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